                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

     Filed by the registrant  [X]
     Filed by a party other than the registrant  [ ]

                                  * * * * *
     Check the appropriate box:
     [ ]  Preliminary proxy statement
     [X]  Definitive proxy statement
     [ ]  Soliciting material pursuant to Section 240.14a-11(c) or 240.14a-12

Rule 14a-11(c) or Rule 14a-12

                       GERIATRIC & MEDICAL COMPANIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                       GERIATRIC & MEDICAL COMPANIES, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
          14a-6(j)(2).
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     ---------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

    [ ]  Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the collecting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:

     ---------------------------------------------------------------------------
    (2)  Form, schedule or registration statement no.:

     ---------------------------------------------------------------------------
    (3)  Filing party:

     ---------------------------------------------------------------------------
    (4)  Date filed:

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
                      GERIATRIC & MEDICAL COMPANIES, INC.

5601 CHESTNUT STREET                            PHILADELPHIA, PENNSYLVANIA 19139

                 NOTICE OF 1994 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF GERIATRIC & MEDICAL COMPANIES, INC.

    Notice is hereby given that the 1994 Annual Meeting of Stockholders of Geriatric & Medical Companies, Inc. will be held at Lacey Nursing and Rehabilitation Center, 916 Lacey Road, Forked River, NJ 08731, on November 17, 1994 at 10:00 AM, local time for the following purposes:

        1. To elect two directors in Class I for a three-year term expiring at the Annual Meeting of Stockholders in 1997;

        2. To approve the 1994 Stock Option and Restricted Stock Plan for Directors; and

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on October 7, 1994, are entitled to notice of and to vote at the meeting or any adjournments thereof.

    IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON BUT, IF YOU DO NOT EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Dated: October 20, 1994

                                                    By Order of the Board of
                                                    Directors

                                                    Arthur A. Carr, Jr.,
                                                    Secretary

                      GERIATRIC & MEDICAL COMPANIES, INC.
                                PROXY STATEMENT

    The solicitation of the accompanying Proxy is made by and on behalf of the Board of Directors of Geriatric & Medical Companies, Inc., a Delaware corporation (the 'Company'), whose principal executive offices are located at 5601 Chestnut Street, Philadelphia, Pennsylvania 19139, for use at the 1994 Annual Meeting of Stockholders to be held at Lacey Nursing and Rehabilitation Center, 916 Lacey Road, Forked River, NJ 08731, on November 17, 1994 and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying form of Proxy will be first sent or given to stockholders is October 20, 1994.

    The Company will bear the cost of the solicitation of Proxies. Proxies will be solicited by mail, telephone and personal contact by certain officers and regular employees of the Company. The Company is, upon the request of record holders, required to pay the reasonable expenses incurred by record holders who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and the Company's Annual Report to Stockholders to any beneficial holder of the Common Stock they hold of record.

    Any stockholder executing and delivering the accompanying Proxy has the power to revoke the same by giving notice to the Secretary of the Company at any time prior to its use. Unless revoked, all properly executed proxies will be voted at the meeting in accordance with the instructions therein. In the absence of specific instructions, a Proxy will be voted for the election of all nominees named in the Proxy, for the adoption of the 1994 Stock Option and Restricted Stock Plan for Directors ('1994 Plan') and in accordance with the recommendations of the Board of Directors on any other matters properly brought before the meeting, as described herein. No matter is expected to be considered at the meeting other than the proposals set forth in the accompanying Notice of Annual Meeting, but if any other matters are properly brought before the meeting for action, it is intended that the persons named in the Proxy and acting thereunder will vote in accordance with their discretion on such matters.

    Only stockholders of record at the close of business on October 7, 1994 are entitled to notice of and to vote at the meeting or any adjournments thereof. As of October 7, 1994, the outstanding voting securities of the Company consisted of 15,202,629 shares of Common Stock, $.10 par value (the 'Common Stock'). Stockholders are entitled to one vote per share of Common Stock on any matter which may properly come before the meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding is necessary to constitute a quorum at the meeting. In order to be elected a director, a nominee must receive a plurality of votes out of the total number of shares of Common Stock voted at the meeting for the election of directors. A majority of the shares voted must be cast in favor of the 1994 Plan for approval. For the purpose of determining the number of votes cast, only those cast 'for' or 'against' are counted. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

    Under the Company's Bylaws, any stockholder who desires to place the name of a person in nomination for election as a director to be elected at the 1994 Annual Meeting of Stockholders must submit such nomination in writing to the Secretary of the Company not later than the close of business on November 7, 1994 together with the signed written consent of the nominee to serve if elected.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of October 7, 1994, with respect to the beneficial ownership of the Company's Common Stock by all persons known to the Company to be the beneficial owner of more than five percent of its outstanding Common Stock, by each Director of the Company, by each Executive Officer of the Company, and by all Directors and Executive Officers of the Company as a group. Unless otherwise indicated, each such person has sole voting and dispositive power with respect to the shares listed opposite his/her name.


                                                                          APPROXIMATE
                                                    NUMBER OF SHARES       PERCENTAGE
                                                   BENEFICIALLY OWNED       OF CLASS
                                                   -------------------  -----------------
Daniel Veloric..................................        3,746,178               24.4%
  5601 Chestnut Street
  Philadelphia, PA 19139
Thomas J. Gorman................................        1,018,946(1),(2)         6.6%
  1608 Walnut Street
  Philadelphia, PA 19103
Robert P. Krauss................................        1,000,000(2)             6.5%
  1735 Market Street
  Philadelphia, PA 19103
Esther Ponnocks.................................          107,345(3)            (10)
Gerald E. Bisbee, Jr............................           16,603(4)            (10)
Anthony C. Salvo................................          118,035(5)            (10)
Michael Veloric.................................           87,426(6)            (10)
Arthur A. Carr, Jr..............................           32,187(7)            (10)
James J. Wankmiller.............................           23,563(8)            (10)
James J. O'Malley...............................            9,297(8)            (10)
All Directors and Executive Officers as a group
  (9 persons)...................................        5,159,580(9)            33.6%

- ------------------

(1)        Includes 18,946 shares which may be purchased pursuant to options that are immediately exercisable or will become exercisable within 60 days under the 1990
           Stock Option Plan for Directors.
(2)        Includes 1,000,000 shares held in Trusts of which Mr. Gorman and Mr. Krauss are co-Trustees.
(3)        Includes 69,688 shares which may be purchased pursuant to options that are immediately exercisable or will become exercisable within 60 days under the
           Company's 1982 and 1989 Stock Option Plans.
(4)        Represents shares which may be purchased pursuant to options that are immediately exercisable or will become exercisable within 60 days under the 1990
           Stock Option Plans for Directors.

(5)        Includes 18,947 shares which may be purchased pursuant to options that are immediately exercisable or will become exercisable within 60 days under the 1990
           Stock Option Plan for Directors.
(6)        Includes 3,595 shares which may be purchased pursuant to options that are immediately exercisable or will become exercisable within 60 days under the
           Company's 1982 and 1989 Stock Option Plans.
(7)        Includes 15,469 shares which may be purchased pursuant to options that are immediately exercisable or will become exercisable within 60 days under the
           Company's 1982 and 1989 Stock Option Plans. Does not include 1,000 shares owned by Mr. Carr's wife, beneficial ownership of which he disclaims.
(8)        Represents shares which may be purchased pursuant to options that are immediately exercisable or will become exercisable within 60 days under the
           Company's 1982 and 1989 Stock Option Plans.
(9)        Includes 176,108 shares which may be purchased pursuant to options that are immediately exercisable or will become exercisable within 60 days under the
           Company's Stock Option Plans. Also, included is 1,000,000 shares held in Trusts as noted in (2) above.
(10)       Less than 1%.

                             ELECTION OF DIRECTORS

    The Bylaws of the Company, as amended, provide that the Company shall have a Board of Directors consisting of six members, who shall be divided into three Classes, with two members in each Class. At the present time, the members of the Board are Anthony C. Salvo and Thomas J. Gorman in Class I, Gerald E. Bisbee, Jr. and Michael Veloric in Class II, and Daniel Veloric and Esther Ponnocks in Class III. All members of the Board of Directors were elected at the times, and for the terms, indicated in the following paragraph or in the table below. At the meeting, stockholders will elect two Class I directors for a three-year term expiring at the Annual Meeting of Stockholders in 1997.

    The Proxies solicited by the Board of Directors will be voted by the person named therein as so indicated, or if no indication, for Anthony C. Salvo and Thomas J. Gorman as the nominees for election to Class I for a three-year term expiring at the Annual Meeting of Stockholders in 1997 or until his successor is elected and qualified. If the nominees withdraw or otherwise become unable to serve, which is not expected, the Proxies will be voted for a substitute nominee who will be designated by the Board of Directors.

    The following table sets forth information concerning the Company's Directors and the nominees for Director:

                      NAME (AGE) AND PRINCIPAL                           FIRST BECAME
                 OCCUPATION FOR THE PAST FIVE YEARS                       A DIRECTOR
- ---------------------------------------------------------------------  -----------------
Class I -- Nominees for election to serve until the
           Annual Meeting in 1997:

    Anthony C. Salvo (51)                                                       1988

      Vice President of Dillon, Read & Co., Inc., an investment banking firm (1989 to date); President of ACS Holdings, Inc., a diversified investment company (1989 to date).

    Thomas J. Gorman (55)                                                       1990

      Chief Financial Officer and Treasurer of Carlino Financial
      Corporation, a diversified holding company with interests in various insurance, leasing and other entities (1984 to date).

Class II -- Directors elected in 1992 to serve until the Annual Meeting in 1995:

    Gerald E. Bisbee, Jr., Ph.D. (50)                                           1988

      Chairman and Chief Executive Officer of Apache Medical Systems,
      Inc., a provider of informational systems to the healthcare industry (March 1990 to date); Chairman and Chief Executive
      Officer of Hanger Orthopedic Group, Inc. (formerly Sequel
      Corporation), an orthopedic products company (1988 and 1989);
      Director of Cerner Corp. and Yamaichi Capital Management, Inc.

    Michael Veloric (37)                                                        1992

      Vice President and Assistant Secretary of the Company. Vice
      President of the Company since June 1987 and Assistant
      Secretary since October 1984. Mr. Veloric (son of Daniel
      Veloric), holds an MBA degree in Health Administration and has been a member of the Company's management for over ten years.

Class III -- Directors elected in 1993 to serve until the Annual Meeting in 1996:

    Daniel Veloric (66)                                                         1968

      Chairman of the Board, President and Chief Executive Officer of the Company for more than five years and an officer of the Company for more than twenty-five years. Founder of the Company.


                      NAME (AGE) AND PRINCIPAL                           FIRST BECAME
                 OCCUPATION FOR THE PAST FIVE YEARS                       A DIRECTOR
- ---------------------------------------------------------------------  -----------------
    Esther Ponnocks (62)                                                        1985

      Senior Executive Vice President of the Company (October 1991 to date); Executive Vice President -- LTC (Long-Term Care)
      Operations of the Company (April 1990 to October 1991); Senior
      Vice President -- Operations of the Company (1987 to April
      1990); and a member of the Company's management for more than twenty-five years.

                         COMPENSATION COMMITTEE REPORT

    The Company's executive officer compensation program is administered and reviewed by the Compensation Committee of the Board of Directors (the 'Compensation Committee'). The Compensation Committee consists of three independent, non-employee Directors of the Company. Except for the 1990 Stock Option Plan Committee, no compensation committee interlocks nor insider participation exists on the Compensation Committee.

POLICIES AND MISSION

    The Compensation Committee has determined that compensation of executive officers should include a mixture of short and long range compensation plans which attract, motivate and retain competent executive personnel, increase executive ownership interests in the Company and encourage increases in the Company's productivity and profitability. As such, the Company's policy is that executive compensation should be directly and materially related to the short-term and long-term operating performance and objectives of the Company. To achieve these ends, executive compensation, including base salary, bonuses, restricted stock awards and stock option grants, is to a significant extent dependent upon the Company's financial performance and the return on its Common Stock. However, to ensure that the Company is strategically and competitively positioned for the future, the Compensation Committee also attributes significant weight to other factors in determining executive compensation, such as maintaining competitiveness, implementing capital improvements, expanding markets and achieving other long-range business and operating objectives.

COMPENSATION PLAN

    In order to determine appropriate levels of executive compensation, the Compensation Committee periodically reviews the executive compensation programs and policies of the Company's competitors, in addition to a broader group of companies in its marketplace, to ensure that the Company's plans and practices are competitive and appropriate based on the Company's performance and compensation philosophy. The Company also participates in compensation surveys and solicits compensation pay data from various compensation consultants. An executive officer's total compensation package is comprised of five components:
(1) base salary, (2) annual incentives, (3) stock options and restricted stock awards, (4) deferred compensation, and (5) executive benefits package.

BASE SALARY

    It is the Company's policy to target executive's base salaries in the range of the 60th to 80th percentile of similar employees in similar positions. In setting base salary levels for individual executives, the Compensation Committee considers such factors as the executive's scope of responsibility, current performance, future potential and overall competitive positioning relative to comparable positions at other companies. No increase in salary was provided for Daniel Veloric, Chief Executive Officer during fiscal year 1994. The salaries for Esther Ponnocks, Arthur A. Carr, Jr., James J. O'Malley and James J. Wankmiller were adjusted in fiscal 1994 based upon merit and inflation.

ANNUAL INCENTIVES

    The Company paid a discretionary bonus to certain officers in November 1993. The Compensation Committee is considering the implementation of a Management Incentive Bonus Program based primarily on performance. The payment of awards is expected to be based on the achievement of predetermined annual goals to be established by the Compensation Committee using the Company's overall business plan, annual budget objectives, external marketplace conditions (e.g. economic outlook) and return measures such as return on equity. Performance relative to industry peers may also be considered in assessing year-end results and determining award payout levels. The amount of the award may also be adjusted to reflect each executive's individual performance and potential.

    Pursuant to the Employment Agreement between Daniel Veloric and the Company, Mr. Veloric is entitled to an annual incentive bonus equal to 5% of the amount by which the Company's eligible net income (net income less the annual bonus and any unusual or infrequent non-operating income items) for such year exceeds Base Net Income (eligible net income for the preceding fiscal year, but not less than $2,000,000). Mr. Veloric did not earn any incentive bonus under this plan for the fiscal year ended May 31, 1994.

STOCK OPTIONS AND RESTRICTED STOCK AWARDS

    Stock options are granted under the provisions of the Company's Stock Option and Restricted Stock Plans. Stock options are granted to reinforce the importance of improving stockholder value over the long-term, and to encourage and facilitate executive stock ownership. Stock options are granted at not less than 100% of the fair market value of the stock on the date of grant to ensure that executives can only be rewarded for appreciation in the price of the Common Stock where the Company's stockholders are similarly benefitted. The Compensation Committee has established levels of participation for each approved incentive stock option program based upon each executive's or other employee's position in the Company. The number of share-options granted to each executive is limited to this maximum level by position and is contingent on the individual executive's performance, tenure and future potential. During fiscal year 1994, 3,000 Restricted Shares were issued to each of: James J. O'Malley, Michael Veloric and James J. Wankmiller.

INCENTIVE DEFERRED COMPENSATION PLAN

    As a part of its Executive Compensation Plan the Company provides retirement/deferred compensation to its key employees under one of several different methods. Pursuant to the Employment Agreement between Daniel Veloric and the Company, Mr. Veloric is entitled to the benefits of a long-term incentive plan. Pursuant to this plan, he is entitled to receive 6,500 phantom shares (each phantom share equivalent to one share of the Company's common stock) for each 1/8th point increment by which the Company's average stock price each fiscal year exceeds the base stock price (the average stock price for the preceding fiscal year, but not less than $2.00 per share). Mr. Veloric received 13,000 phantom shares pursuant to this plan for the fiscal year ended May 31, 1994. The value of all phantom shares earned by Mr. Veloric pursuant to this plan will be determined on the earlier of the termination of his Employment Agreement or May 31, 1998 and paid over a period of 10 years with interest at the lowest rate then permitted by the Internal Revenue Service on deferred payments.

    In accordance with the Employment Agreement entered into by the Company and Esther Ponnocks on June 1, 1992, the Company has obtained an Annuity Program that provides a defined benefit of payments for Miss Ponnocks, for her lifetime, commencing at age 70. Contributions to this plan which include a one time charge for the purchase of a single premium life insurance policy are included as 'Other Annual Compensation' in the Summary Compensation Table in this document.

    Messrs. Carr, O'Malley, M. Veloric and Wankmiller are covered under the Company's Incentive Deferred Compensation Plan. Under the terms of this plan, the Compensation Committee approves a discretionary award (generally in the form of a percentage of salary) to each participant on an annual basis based upon the financial performance of the Company and a performance evaluation of each participant. Awards are subject to vesting over a period of time and the benefits are unfunded, unsecured general obligations of the Company. During fiscal 1994, the Company awarded $3,994 to Mr. Carr, $2,902 to Mr. O'Malley, $2,716 to Mr. M. Veloric and $2,822 to Mr. Wankmiller.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

           GERALD E. BISBEE, JR., ANTHONY C. SALVO, THOMAS J. GORMAN

                           SUMMARY COMPENSATION TABLE

    The Summary Compensation Table includes individual compensation information on the Chief Executive Officer and the four most highly paid executive officers of the Company whose salary and bonus exceeded $100,000, for services rendered in all capacities during the fiscal years ended May 31, 1994, 1993 and 1992.

                                              ANNUAL COMPENSATION                          LONG-TERM COMPENSATION AWARDS
                               --------------------------------------------------  ---------------------------------------------
NAME AND                                                          OTHER ANNUAL     RESTRICTED(*)   OPTIONS (IN      ALL OTHER
PRINCIPAL POSITION               YEAR      SALARY      BONUS    COMPENSATION (3)   STOCK AWARDS      SHARES)      COMPENSATION
- -----------------------------  ---------  ---------  ---------  -----------------  -------------  -------------  ---------------
Daniel Veloric                   1994     $ 450,008         --      $  12,359        $( 115,126)(7)        --       $  34,125(5)
 Chairman, President             1993     $ 450,008         --      $  75,808        $  16,500             --              --
 and Chief Executive             1992     $ 447,592         --      $  26,736        $  56,250             --              --
 Officer
Esther Ponnocks                  1994     $ 166,425  $  20,000      $  46,902        $(  50,437)(7)        --       $   9,375(6)
 Senior Executive                1993     $ 154,950         --      $ 120,079        $    8,250         5,000              --
 Vice President                  1992     $ 138,847  $  50,000(2)   $  14,093        $   24,000        25,000              --
Arthur A. Carr, Jr.              1994     $ 156,600  $  17,500      $  14,519        $(  32,437)(7)        --       $   3,994(4)
 Executive Vice                  1993     $ 147,750         --      $  32,964        $    8,250         7,500       $   7,250(4)
 President & Secretary           1992     $ 140,537         --      $  23,575               --         15,625              --
James J. O'Malley (1)            1994     $ 115,050  $  15,000      $  12,996        $(   8,725)(7)        --       $   2,902(4)
 Vice President and              1993     $ 105,219         --      $  15,283        $    5,500        10,000       $   4,550(4)
 Chief Executive Officer         1992     $  89,603  $  15,619      $  11,234        $    6,000         3,125              --
James J. Wankmiller              1994     $ 110,951  $  15,000      $   8,925        $(  12,787)(7)        --       $   2,822(4)
 Esquire, Vice                   1993     $ 102,850         --      $  15,037        $    4,125        10,406       $   4,950(4)
 President Legal &               1992     $  97,216         --      $  11,708               --          6,250              --
 Assistant Secretary

(1) Promoted to current position in June 1992.
(2) Bonuses paid to employee with more than 20 years dedicated service to the Company as an added incentive to Miss Ponnocks to continue her employment
(3) Includes all other compensation reported on IRS Form W-2
(4) Includes Company contribution relating to the Incentive Deferred Compensation Plan
(5) Represents the value at May 31, 1994 of 13,000 phantom shares issued to his Long Term Incentive Plan.
(6) Represents the value of 25,000 unregistered shares issued on December 16, 1993 in recognition of 25 years of service.
(7) Amount represents the forfeiture as of May 31, 1994 of restricted shares previously granted.
(*) Other Annual Comp shows W-2 wages for release of restrictions. This is estimated $ amount of award.

NOTE: During fiscal 1994, no executive officer received personal benefits from the Company valued at more than 10% of total Annual Compensation or $50,000, whichever is less.

    Effective June 1, 1993, the Company entered into an Employment Agreement with Daniel Veloric, Chairman and President of the Company, which provides for an annual base compensation of $450,000 per year and an original term of five years (which, until terminated, extends one additional year each year). The Agreement also provides for a death benefit of $1,000,000 as well as benefits under the previously described short-term incentive plan and long-term incentive plan for Daniel Veloric.

    Effective June 1, 1992, the Company entered into an Employment Agreement with Esther Ponnocks, Senior Executive Vice President, which provides for an annual base compensation of $150,000 for an original term of three years, with annual extensions through not later than May 31, 2002. If a person acquires more than 20% of the outstanding voting stock of the Company without the prior approval of the Company's Board of Directors, or if the Company materially breaches the employment agreement or under certain other circumstances; the Company will owe Ms. Ponnocks the remainder of the compensation due under the agreement through as long as May 31, 2002.

COMPENSATION PURSUANT TO PLANS

    The Company's Profit Sharing Plan was merged into a 401(k) Profit Sharing Plan effective June 1, 1989. Under the 401(k) Plan, eligible employees may contribute up to 15% of their total compensation on a tax-deferred basis subject to maximum annual limitations. 'Highly Compensated Employees', as defined within IRS Code Section 414(O) which included all executive officers of the Company, are excluded from participation in the Plan. Pursuant to the terms of the plan, the Company may make matching contributions at a percentage or amount determined at the sole discretion of the Company. During the fiscal year ended May 31, 1994, no contribution was made by the Company to the plan.

    The Company's 1989 Stock Option and Restricted Stock Plan ('the 1989 Plan') provides that incentive and non-qualified stock options may be granted to key employees of the Company and its subsidiaries. The 1989 plan is administered by the Compensation Committee which has the discretion to determine those key employees who will receive options and the amount of options to be granted to said employees; to determine when options will be granted and the exercise price of each option, which price cannot, however, be less than the fair market value of the Common Stock on the date of grant; and to determine when each option can be exercised and the term (up to ten years) of each option granted. All options will expire within ten years from the date of grant and no options may be granted after November 9, 1999. If an optionee is terminated other than for wrongful conduct, the optionee may exercise his/her options within three months (one year for an optionee who ceases to be employed because of permanent and total disability) provided that his/her right to exercise said options has vested at the date of termination and provided that the exercise of the option is within ten years from the date it was granted (five years for an incentive stock option granted to a 10% stockholder). If optionee dies while in the employ of the Company or within three months (one year in the case of disability) after the termination of employment, and provided that his/her options have vested at the time of his/her death and the exercise of the options are within ten years from the date of grant (five years for an incentive stock option granted to a 10% stockholder), then the optionee's personal representative may exercise said options within one year after the optionee's death.

    The 1989 Plan also provided for the issuance of up to 281,250 shares of the Company's Common Stock, subject to restriction ('Restricted Shares'), to eligible employees of the Company, including the Chairman, President and Chief Executive Officer, Senior Executive and Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, certain Division Presidents and other key employees. The Restricted Shares were held by the Company pending the vesting of such shares in whole or in part upon the achievement by the Company of the following financial performance levels: (1) increases in revenues by 50% over revenues reported for fiscal 1989; (2) earnings before capital gains or losses and before income taxes reaching break-even or higher; (3) said earnings exceeding $4,000,000 for any fiscal year; (4) a reduction in the ratio of debt-to-total capital to 85-100 or less; and (5) an increase in the price of the Company's Common Stock to $5 per share or higher based upon 1989 share level (prior to the May 20, 1991 stock split) for any five days during a 30-day period. As of May 31, 1994 255,353 shares were issued of which 67,616 shares vested and 187,737 shares were forfeited.

    In 1992, the Company implemented an Incentive Deferred Compensation Plan for selected key employees. Under this Plan, the Company makes discretionary awards to such executives, which amount, if any, can vary annually and by participant, and is generally expressed as a percentage of salary. The amounts are credited to a book-entry account established in such participant's name. Such account is also credited with the equivalent of interest and such interest rate is determined annually by the Company. Participants become vested in the amounts credited to the deferred compensation account on a graduated basis. However, full vesting cannot occur prior to attainment of age 65 while actively employed by the Company. Upon retirement at age 65 or later, the vested deferred compensation account is paid out as a 15 year annuity. Participants who terminate employment prior to age 65 will receive a 10 year annuity at retirement based on the vested account balance. In the event of the death of a participant while actively employed, the plan provides to the participant's survivor a continuation of 50% of the final salary for one year, followed by 25% of final salary until the participant would have attained age 65, subject to a minimum of 10 years of total payments. All benefits under the incentive Deferred Compensation Plan are unfunded, unsecured general obligations of the Company. The Company has purchased corporate owned life insurance on the participants estimated to be sufficient to recover the distributions to be made under this Plan.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following table provides information, with respect to the named executive officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year, May 31, 1994. There are no outstanding stock appreciation rights.

                                                    NUMBER OF             VALUE OF UNEXERCISED
                                               UNEXERCISED OPTIONS            IN-THE-MONEY
                                                    AT FISCAL                  OPTIONS AT
                      SHARES                         YEAR END               FISCAL YEAR-END
                     ACQUIRED      VALUE    --------------------------  ------------------------
NAME                ON EXERCISE  REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ------------------  -----------  ---------  -----------  -------------  -----------  -----------
Daniel Veloric....          --          --          --            --            --           --
Esther Ponnocks...          --          --      69,688         8,750     $  91,123    $   1,250
Arthur A. Carr,
 Jr...............      15,625   $  32,125      15,469         7,656     $   3,340    $   2,363
James J.
 O'Malley.........          --          --       9,297         5,781     $   6,045    $   2,598
James J.
 Wankmiller.......          --          --      23,563         4,812     $  23,977    $   1,820

COMPENSATION OF DIRECTORS

    Employees of the Company are not paid any fees for their services as Directors of the Company. Other Directors are paid a fee of $12,000 per fiscal year for their services as Directors, plus $1,000 for each meeting of the Board they attend and $1,000 for each of the Audit, Compensation, or Executive Committees of which they are a member.

    The 1984 Stock Option Plan for Directors which provided for the grant of options to Directors of the Company to purchase shares of the Company's Common Stock, was terminated in fiscal 1994.

    The 1990 Stock Option Plan for Directors, which was approved by the Board of Directors on January 25, 1990, provides for the grant of options to purchase an aggregate of 120,313 shares of Common Stock of the Company to Directors of the Company who are not employees of the Company at the time the options are granted. Such Options vest over a period of four years. The plan is administered by the 1990 Stock Option Plan Committee (which presently consists of Daniel Veloric and Arthur A. Carr, Jr.) which has discretion when options will be granted and the exercise price of each option, which price cannot, however, be less than the fair market value of the Common Stock on the date of grant; and to determine when each option can be exercised. All options granted to date will expire within five years from the date of grant and the plan provides that no options may be granted after December 31, 1994. If an optionee's term as a Director of the Company terminates, the options held by such optionee will terminate immediately unless the termination is voluntary and with the consent of the Board, in which case options subject to exercise on the date of termination may be exercised within thirty (30) days following termination, or if caused by the death of optionee, in which case options exercisable at death may be exercised by the optionee's personal representative upon the earlier of six (6) months after the date of death or the date the options expire in accordance with the terms of the option agreement. In fiscal 1994, 5,000 options at an exercise price of $2.25 per share were granted to Gerald E. Bisbee, Jr., Thomas J. Gorman, and Anthony C. Salvo. No Directors exercised options under this plan in 1994.

                APPROVAL OF GERIATRIC & MEDICAL COMPANIES, INC.
           1994 STOCK OPTION AND RESTRICTED STOCK PLAN FOR DIRECTORS

                                 PARTICIPATION

    A proposal will be presented at the meeting to approve the 1994 Stock Option and Restricted Stock Plan for Directors ('1994 Plan'), which was adopted by the Board of Directors on September 28, 1994, subject to stockholder approval.

    The Company includes stock based incentives for Directors as part of its compensation philosophy. Since no more options may be granted under the 1990 Stock Option Plan for Directors (the '1990 Plan') after December 31, 1994, a new plan is needed to provide the Company with a sufficient number of shares and sufficient flexibility of stock-based incentives for non-employee Directors.

    In order to provide the Company with greater flexibility to adapt to changing economic and competitive conditions, and to implement stock-based compensation strategies which will attract and retain non-employee Directors who are important to the long-term success of the Company, the Board, at its September 28, 1994 meeting, adopted, subject to stockholder approval, the 1994 Plan. The 1994 Plan provides present and prospective non-employee Directors with an opportunity to obtain an equity ownership interest in the Company through the grant of options and restricted stock awards. Non-employee Directors also may elect to forego all or a portion of their annual cash retainer and receive in lieu thereof restricted shares or stock options equal to the value of the foregone retainer. If approved by the stockholders, the 1994 Plan will become effective as of November 17, 1994, and will continue for an indefinite period. If the 1994 Plan is approved by stockholders, outstanding grants under the 1990 Plan will not be affected.

                                     SHARES

    The 1994 Plan will be authorized with a reserve of 250,000 shares of Company Common Stock, a number equal to approximately 1.6% of the Company's Common Stock outstanding as of October 7, 1994. Shares awarded under the 1994 Plan may be composed of, in whole or in part, authorized and unissued shares or outstanding shares purchased on the open market. If shares subject to an option under the 1994 Plan cease to be subject to such option, or if share grants made under the 1994 Plan are cancelled, forfeited, or an award under the 1994 Plan is otherwise terminated without a payment being made to the participant in the form of the Company Common Stock, such shares will again be available for future distribution under the 1994 Plan. The market value of the Company Common Stock on October 6, 1994 was $2.25.

    1994 Plan awards may be made to Directors of the Company, who are not employees of the Company or its subsidiaries. Currently there are three outside Directors eligible to participate in the 1994 Plan.

                                 ADMINISTRATION

    The Board of Directors has determined that the 1994 Plan will be administered by the 1994 Plan Committee (the 'Committee') (which presently consists of Daniel Veloric and Arthur A. Carr, Jr.)

    The Committee shall designate those non-employee Directors to whom grants will be made, the form and amount of grants, and the terms and conditions of grants.

                           AWARDS UNDER THE 1994 PLAN

    The Committee will have the authority to grant the following type of awards to non-employee Directors under the 1994 Plan: (1) Stock Options; (2) Restricted Stock; and (3) Other Stock-Based Awards.

    1. DIRECTOR STOCK OPTIONS. Non-qualified stock options may be granted for such number of shares as the Committee shall determine and may be granted alone, in conjunction with, or in tandem with, other awards under the 1994 Plan.

    A stock option will become exercisable no less than 6 months following date of grant and may be exercisable at such times and subject to such terms and conditions as the Committee shall determine and over a term to be determined by the Committee. The option price for any option granted to a non-employee Director of the Company or its subsidiaries will not be less than 100% of the fair market value of Company Common Stock as of the date of grant. Payment of the option price may be in cash or in stock of the Company which has a fair market value equal to the option price and has been held for more than six months. Options may be exercised in cashless transactions.

    Unless otherwise determined by the Committee (1) upon failure to be re-elected or if a non-employee Director voluntarily resigns, stock options will be exercisable for three months following the failure to be re-elected or resignation or until the end of the option period, whichever is shorter; (2) on the disability or retirement of a non-employee Director, stock options will be exercisable within the lesser of the remainder of the option period or three years from the date of disability or retirement; (3) upon death of a non-employee Director, stock options will be exercisable by the deceased Director's representative within the lesser of the remainder of the option period or one year from the date of the Director's death; (4) only options which are exercisable on the date of termination, death, disability, retirement, or non-reelection may be subsequently exercised; and (5) stock options will be transferable to family members, but not otherwise transferable.

    2. RESTRICTED STOCK GRANTS. Beginning on January 1, 1995 outside Directors will become eligible to receive grants of shares of restricted stock. Typically, restricted shares will be granted at no purchase price, although the Committee may elect to require the grantee to pay some de minimis purchase price which may be less than the fair market value of such shares on the date of issuance. Restricted shares are merely shares of the Company's Common Stock which the grantee is not entitled to sell or otherwise transfer until ownership of the shares vest. The minimum vesting period is one year. The vesting schedule of restricted shares is determined by the Committee upon grant.

    During the restriction period, certificates are held by the Company. Generally, if a Director terminates service because of death, disability, or retirement from the board at age 70 or later, all shares are delivered to him, or his designated beneficiary, free of restrictions, or under such terms as determined by the Committee from time to time. Commencing on the date of grant, each Director has the right to vote all of the shares. Dividends paid on the shares are reinvested in additional shares of Common Stock and subject to the same restriction schedule as the initial grant.

    3. DIRECTOR STOCK OPTIONS OR RESTRICTED STOCK IN LIEU OF RETAINER. A Director who is not an employee of the Company or its subsidiaries may elect to forego all or a portion of his annual cash retainer and receive in lieu thereof stock options or restricted stock equal to the value of the foregone retainer.

    Directors who elect to receive stock options in lieu of retainer will pay 100% of the fair market value of the Company Common Stock when the foregone compensation is added to the exercise price. Directors who elect to receive restricted stock in lieu of retainer will receive shares of restricted stock equal to the foregone compensation divided by the fair market value of such stock. An election to receive stock options or restricted stock in lieu of retainers must be made by a Director at least six months prior to the beginning of a fiscal year. Options first become exercisable six months following the date of grant. Restricted stock shall be subject to restrictions of not less than six months in length.

    4. OTHER STOCK-BASED AWARDS. The Committee may also grant other types of awards that are valued, in whole or in part, by reference to or otherwise based on the Common Stock. These awards may be granted alone, in addition to, or in tandem with stock options, restricted stock, and cash awards outside of the 1994 Plan. Such awards will be made upon terms and conditions as the Committee in its discretion provides.

                               GRANTS AND AWARDS

    If the 1994 Plan is approved by stockholders, there will be three outside Directors currently eligible to receive grants and awards under the 1994 Plan. Since no grants and awards under the 1994 Plan have been determined and since such grants and awards are at the discretion of the Committee, the actual dollar value of grants and awards to non-employee Directors is not determinable. The actual dollar value for each non-employee Director, and for all non-employee Directors as a group, will vary depending upon the amount of grants and awards, the number of non-employee Directors (the current Bylaws of the Company limit the total number of Directors to six) and the then-current market price of the Company's Common Stock.

                                   AMENDMENT

    The 1994 Plan may be amended by the Board, except that the Board may not,
(i) without the approval of stockholders, increase the number of shares available for distribution or extend the term of any option award or otherwise materially increase the benefits to participants under the 1994 Plan. The Board may also amend the 1994 Plan if the amendment is in material compliance with all laws governing such matters, including the Federal Securities laws and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule thereto).

                           FEDERAL INCOME TAX ASPECTS

    The following is a brief summary of the Federal income tax aspects made under the 1994 Plan based upon Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

    1. NON-QUALIFIED STOCK OPTIONS. Except as noted below, with respect to non-qualified stock options (a) no income is realized by the participant at the time the option is granted (b) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise and the Company will be entitled to tax deduction in the same amount; and (c) at disposition, any appreciation (or depreciation) after date of exercise is treated as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares. SEE 'Special Rule Applicable to Corporate Insiders.' SEE ALSO 'Restricted Stock' for tax rules applicable where the spread value is settled in an award of restricted stock.

    2. RESTRICTED STOCK. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock, if any. However, a participant may elect, under Section 83(b) of the Internal Revenue Code, within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant to the extent of the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund or loss for tax purposes only in an amount equal to the purchase price of the forfeited shares regardless of whether he made a Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired the holding period to determine whether the participant has long-term or short-term capital gain or loss, generally begins when the restriction period expires and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant makes an election under Section 83(b), the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and the Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable.

    3. SPECIAL RULES APPLICABLE TO CORPORATE INSIDERS. Generally, an individual subject to Section 16(b) of the Securities Exchange Act of 1934 is not taxed until six months after the exercise of a non-qualified stock option. At that time, the individual recognizes the excess of the fair market value of the stock over the option purchase price determined as of the end of the six-month period as ordinary income, and the holding period for treating any subsequent gain (or loss) as long-term capital gain (or loss) begins at the end of such period. However, an individual subject to Section 16(b) who makes an election under
Section 83(b) on a timely basis (SEE discussion above under 'Restricted Stock') will instead be taxed on the basis of the excess of the fair market value over the purchase price at exercise, with the holding period beginning on such date.

    Depending on their individual circumstances, individuals subject to Section 16(b) who receive restricted stock awards may not be subject to tax at the times discussed above under

'Restricted Stock,' but may have the amount of income calculated (and recognized) based on the fair market value of the Common Stock at a later date.

    4. OTHER STOCK BASED AWARDS. The federal income tax treatment of other stock-based awards will depend on the nature of any such award and the restrictions applicable to such award. Such an award, may, depending on the condition applicable to the award, be taxable as an option or an award of restricted stock.

    5. DIVIDENDS. Dividends paid on restricted stock generally will not be treated as compensation that is taxable as ordinary income to the participant, and will be deductible by the Company. If, however, the participant makes
Section 83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deducted by the Company.

                           COMPLIANCE WITH RULE 16B-3

    It is the intention of the Company that the 1994 Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act 1934 and that 1994 Plan participants remain disinterested persons for purposes of administering other employee benefit plans of the Company and having such other plans be exempt from Section 16(b) of the Securities Exchange Act of 1934. Therefore, if any 1994 Plan provision is later found not to be in compliance with Rule 16b-3 or if any 1994 Plan provision would disqualify 1994 Plan participants from remaining disinterested persons, that provision shall be deemed amended to conform to the provisions of Rule 16b-3, and in all events the 1994 Plan be construed in favor of its meeting the requirements of Rule 16b-3.

                  EFFECTIVE DATE AND DURATION OF THE 1994 PLAN

    The 1994 Plan shall be dated as of November 17, 1994 and shall be effective upon approval by the holders of a majority of all votes present, or represented, and entitled to vote at the 1994 Annual Meeting. The 1994 Plan shall continue in effect until it is terminated by action of the Board or the Company's stockholders, but such termination shall not affect the then outstanding terms of any option or restricted stock awards.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE GERIATRIC & MEDICAL COMPANIES, INC. 1994 STOCK OPTION AND RESTRICTED STOCK PLAN FOR DIRECTORS.

                             INFORMATION CONCERNING
                             THE BOARD OF DIRECTORS

    During the fiscal year ended May 31, 1994, five meetings of the Board of Directors were held. During such fiscal year, each Director attended over 75% of the meetings of the Board of Directors and the committees of the Board on which he/she served that were held during the period he/she served.

    Committees of the Board of Directors include: the Executive Committee (which acts for the Board of Directors in situations requiring prompt action when a full meeting of the Board of Directors is not feasible, or implements specific action for the Board of Directors where directed to do so); the Incentive Stock Option and Compensation Committee (the 'Compensation

Committee') (which has the authority to review the performance and compensation of the officers of the Company, to review the benefit plans of the Company and make recommendations on such matters to the Board of Directors and to grant options and other awards pursuant to the 1989 Stock Option and Restricted Stock
Plan); the Audit Committee (which has the authority to approve the selection and engagement of the Company's independent accountants, and the scope of the audit to be performed thereby, and to review the Company's accounting principles, financial and operating policies, review the reports and actions of the internal audit department, and review the reports submitted by the Company's independent accountants); the Special Committee (which was appointed to review and consider potential transactions involving properties owned by the Company and Tomahawk Capital Investments, Inc. (or its affiliates) which is owned/controlled by Daniel Veloric, Chairman of the Board for the Company; and the Quality Review Committee (which monitors and reports to the Board of Directors on compliance with the Company's Quality Assurance Programs). The Company does not maintain a Nominating Committee.

    Daniel Veloric and Gerald E. Bisbee, Jr. are members of the Executive Committee. Gerald E. Bisbee, Jr., Thomas J. Gorman and Anthony C. Salvo are members of the Compensation Committee. The Audit Committee consists of Thomas J. Gorman, Gerald E. Bisbee, Jr., and Anthony C. Salvo. Gerald E. Bisbee, Jr., Thomas J. Gorman and Anthony C. Salvo are members of the Special Committee. Gerald E. Bisbee, Jr., Michael Veloric and others who are not Directors are members of the Quality Review Committee. During the fiscal year ended May 31, 1994, the Executive Committee did not meet and acted by unanimous consent on two occasions, the Compensation Committee met on four occasions, the Audit Committee met on two occasions and the Quality Review Committee met on four occasions.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                   OF COMPANY, PEER GROUP AND BROAD MARKET

                                                                    FISCAL YEAR ENDING
                                             ----------------------------------------------------------------
COMPANY                                        1989       1990       1991       1992       1993       1994
- -------                                      ---------  ---------  ---------  ---------  ---------  ---------

Geriatric & Medical Companies, Inc.          $  100.00  $  157.14  $  178.57  $  245.54  $  167.41  $  234.38

Peer Group                                   $  100.00  $   55.91  $  114.22  $   85.28  $  141.37  $  177.64

Broad Market                                 $  100.00  $  104.71  $  104.53  $  111.28  $  133.17  $  146.04

THE BROAD MARKET INDEX CHOSEN WAS:

     NASDAQ Market Index

THE PEER GROUP CHOSEN WAS:

     Customer Selected Stock List

THE PEER GROUP IS MADE UP OF THE FOLLOWING SECURITIES:

     Beverly Enterprises, Inc.
     Evergreen Healthcare
     Horizon Healthcare CP
__________
* Assumes $100 invested on June 1, 1988
  Assumes Dividend Reinvested
  Fiscal Year Ending May 31, 1994

    The above graph compares the performance of Geriatric & Medical Companies, Inc. with that of the NASDAQ Market Index and a peer group of health care providers. The health care providers in the peer group are: Beverly Enterprises, Inc., Evergreen Healthcare and Horizon Healthcare Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On May 31, 1993, the Company sold its Mount Laurel Convalescent Center and Laurelview Manor facilities in Mount Laurel, New Jersey to Tomahawk Capital Investments, Inc. ('Tomahawk'), a company which is controlled by the Chairman of the Board of the Company, for a purchase price of $8.5 million, the fair market value as established by an independent appraisal. The Company received $2.5 million in cash and a $6.0 million note bearing interest at nine percent (9%) per annum. The note is payable based on a 25-year amortization with a balloon payment due June of 2005. This resulted in the recognition of a $4,678,000 nonoperating gain on the sale of these facilities. Tomahawk prepaid $1,000,000 of this note in January, 1994.

    In conjunction with the sale to Tomahawk, the Company entered into various contracts to provide certain services, priced at or above projected cost, to the Tomahawk facilities. These services including staffing, dietary, environmental, financial and management and consulting services generated $6,754,000 of revenues for the Company during 1994. At May 31, 1994, the Company had a receivable of $2,255,000 due from Tomahawk for these services.

    The Company receives additional revenues of approximately $1,500,000 related to its provision of ancillary services at the Tomahawk facilities. These services, including provision of ambulance transportation, diagnostics, rehabilitation, pharmacy and medical supplies are provided at market rates.

    During the fiscal year ended May 31, 1994, various operating subsidiaries and divisions of the Company had business transactions with Community Care and Development Corporation ('CCDC') and/or its related organization, Dedicated Staffing Services, Inc. ('DSSI'), both of which are Pennsylvania non-profit corporations. The Board of Directors and officers of CCDC and DSSI included Daniel Veloric, Esther Ponnocks and Michael Veloric, who are also directors and officers of the Company. CCDC and DSSI paid Esther Ponnocks and Michael Veloric $55,500 and $12,000 respectively for consulting services in fiscal 1994. No payments were made to Daniel Veloric in fiscal 1994.

    During fiscal 1994, the Company purchased from DSSI approximately $6,809,000 of staffing services, including the provision of registered nurses, licensed practical nurses, nursing assistants and other personnel on a temporary employment basis. DSSI has agreed to charge the Company at cost for the services, which the Company believes to be at or below the fair market value for the services rendered. The Company leases office space to DSSI in Pennsauken, New Jersey at the current rate of $5,162 per month and received $61,944 in rent for the fiscal year ended May 31, 1994. The Company also leased-back certain properties previously sold at fair market value to CCDC. The Company paid rent to CCDC at the rate of $5,167 per month, approximately $62,000 for the fiscal year ended May 31, 1994. The Company believes its transactions with CCDC and DSSI have been on terms at least as favorable to the Company as those which would have been available in the general marketplace.

                            INDEPENDENT ACCOUNTANTS

    The firm of Coopers & Lybrand acted as independent accountants for the Company, for its fiscal year ended May 31, 1994. It is anticipated that a representative or representatives of Coopers & Lybrand will be present at the Annual Meeting to make a statement if they desire to do so and to respond to appropriate questions. Although the Company's independent accountants for its fiscal year ending 1995 may continue to be Coopers & Lybrand, the Company wishes to maintain its discretion during the year as to selection of its independent accountants. Accordingly, no selection has been made and the Board of Directors has reserved the right to consider the appointment of another firm.

                           PROPOSALS OF STOCKHOLDERS

    Proposals of stockholders intended to be presented at the 1995 Annual Meeting of Stockholders must be received by the Company at its principal executive offices by not later than June 22, 1995 to be considered for inclusion in management's proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

    Management does not know of any other matters (other than procedural matters) to be presented at the meeting. If any other matters do properly come before the meeting, the persons named in the accompanying Proxy will vote on such matters in accordance with their best judgment.

    A form of proxy is enclosed for your use. Please complete, date, sign and return the proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States. A prompt return of your proxy will be appreciated.

                                           By Order of the
                                           Board of Directors,

                                           Arthur A. Carr, Jr., Secretary

Philadelphia, Pennsylvania
October 20, 1994

               GERIATRIC & MEDICAL COMPANIES, INC.
           1994 STOCK OPTION AND RESTRICTED STOCK PLAN
                          FOR DIRECTORS

SECTION 1. Purpose; Definitions.

          The purpose of Geriatric & Medical Companies, Inc. 1994 Stock Option and Restricted Stock Plan for Directors (the "Plan') is to enable Geriatric & Medical Companies, Inc. (the "Company") to provide present and prospective Outside Directors with an opportunity to obtain an equity ownership interest in the Company through the grant of Stock Options and Restricted Stock awards. In addition, under the Plan, Outside Directors may elect to forego all or a portion of their annual cash retainer and receive in lieu thereof Stock Options and/or Restricted Stock equal to the value of the foregone retainer.

          For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Board" means the members of the Board of Directors of the Company.

          (b) "Book Value" means, as of any given date, on a per share basis (i) the stockholders' equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Board shall specify at or after grant, divided by (ii) the number of the then outstanding shares of Stock as of such year-end date (as adjusted by the Board for subsequent events).

          (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          (d) "Committee" means the Plan committee, as appointed by the Board.

          (e)  "Company"  means Geriatric & Medical Companies,
Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

          (f) "Disinterested Person" shall have the meaning set in Rule 16(b)-3(d)(3) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

          (g) "Fair Market Value" means, as of any given date, unless otherwise determined by the Committee in good faith, the mean between the highest and lowest quoted selling price, regular way, of the Stock on the NASDAQ or, if no such sale of Stock occurs on the NASDAQ on such date, or in the case of Restricted Stock, the fair market value of the Stock as determined by the Committee in good faith.

          (h)  "Other Stock-Based Award" means an award under
Section 8 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

          (i) "Outside Director" means a Director of the Company who is not and in the previous one year has not been an employee of the Company or any of its subsidiaries and is classified as a disinterested person pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

          (j)  "Plan" means the Geriatric & Medical Companies,
Inc. 1994 Stock Option and Restricted Stock Plan for Directors, as hereinafter amended from time to time.

          (k) "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 6 below.

          (l) "Stock" means the common stock, $.10 par value, of the Company.

          (m) "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

          (n) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% of more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2.  Administration

          The administrator of the Plan shall be the Committee. Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

SECTION 3. Stock Subject to Plan.

          The total number of shares of Stock reserved and available for distribution under the Plan shall be 250,000 shares. Such shares may consist, in whole or in part, of (i) authorized and unissued shares or (ii) shares issued and thereafter acquired by the Company. No fractional shares shall be issued under the Plan. If, under any provisions of the Plan which requires a computation of the number of shares of Common Stock subject to a Stock Option, Restricted Stock award or Other Stock-Based Award, the number so computed is not a whole number of shares of Stock, such number of shares of Stock shall be rounded down to the next whole lower number.

          If any shares of Stock that have been optioned cease to be subject to a Stock, Option, or if any such shares of Stock that are subject to any Restricted Stock Award or Other Stock-Based Award granted hereunder are forfeitured or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

          In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

SECTION 4.  Eligibility.

          Each Director of the Company who is not an officer or employee of the Company or any of its subsidiaries (an "Outside Director") shall be eligible for awards under the Plan. An Outside Director will be eligible to be granted awards of Stock Options, Restricted Stock and Other Stock-Based Awards and Stock Options and/or Restricted Stock in lieu of retainer.

SECTION 5.  Stock Options.

          Non-qualified stock options may be granted for such number of shares as the Committee shall determine and may be granted alone, in conjunction with, or in tandem with, other awards under the Plan.

     Each Option granted to an Outside Director under the Plan and the issuance of Stock thereunder shall be subject to the following terms:

     (A) Option Agreement. Each option granted under the Plan shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Company. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.
     (B) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of the Stock at grant.

     (C) Term of Options. Each Option shall be subject to earlier termination as follows:

          Unless otherwise determined by the Committee (1) upon failure to be re-elected or if a non-employee Director voluntarily resigns, stock options will be exercisable for three months following the failure to be re-elected or resignation or until the end of the option period, whichever is shorter; (2) on the disability or retirement of a non-employee Director, stock options will be exercisable within the lesser of the remainder of the option period or three years from the date of disability or retirement; (3) upon death of a non-employee Director, stock options will be exercisable by the deceased Director's representative within the lesser of the remainder of the option period or one year from the date of the Director's death; (4) only options which are exercisable on the date of termination, death, disability, retirement, or non-reelection may be subsequently exercised; and (5) stock options will be transferable to family members, but not otherwise transferable.

     (D) Option Term. The term of each Stock Option shall be fixed by the Committee.

     (E) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in Section 5(C) and Section 8, unless otherwise determined by the Committee at or after grant, no Stock Options may be exercised until six months after the date of grant. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

     (F) Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(E), Stock
Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.

     Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part also may be made in the form of (i) unrestricted Stock held for more than six months by the optionee (based on the Fair Market Value of the Stock on the date the Option is exercised); or (ii) in the case of the exercise of a Stock Option, Restricted Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee). Options may be exercised in cashless transactions.

     If payment of the option exercise price of a Stock Option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee in its sole discretion, at or after grant.

     No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in
Section 10(A).

     (G) Transferability. During an optionee's lifetime, an option may be exercised only by the optionee. Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or the applicable laws of descent and distribution, except that, to the extent permitted by applicable law and Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may permit a recipient of an Option to designate in writing during the optionee's lifetime a beneficiary to receive and exercise options in the event of the optionee's death (as provided in Section 4(C)). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred thereby, shall be null and void.

     (H) Holding Period. Shares of Stock obtained upon the exercise of any option granted under the Plan may not be sold by persons subject to Section 16 of the Securities Exchange Act of 1934, as amended until six (6) months after the date the Option was granted.

     (I) Participant's or Successor's Rights as Stockholder. Neither the recipient of an Option under the Plan nor the optionee's successor(s) in interest shall have any rights as a stockholder of the Company with respect to any Stock subject to an Option granted to such person until such person becomes a holder of record of such Stock.

     (J) Limitation as to Directorship. Neither the Plan nor the granting of an Option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an optionee has a right to continue as a Director for any period of time or at any particular rate of compensation.

     (K) Regulatory Approval and Compliance. The Company shall not be required to issue any certificate or certificates for Stock upon the exercise of an Option granted under the Plan, or record as a holder of record of the Stock the name of the individual exercising an Option under the Plan, without obtaining to the complete satisfaction of the Committee the approval of all regulatory bodies deemed necessary by the Committee, and without complying, to the Committee's complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Committee.

     (L) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Stock or Restricted Stock an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

SECTION 6.  Grants of Restricted Stock to Outside Directors.

          (A) Beginning on January 1, 1995 Outside Directors will become eligible to receive grants of shares of restricted stock. Typically, restricted shares will be granted at no purchase price, although the Committee may elect to require the grantee to pay some de minimis purchase price which may be less than the fair market value of such shares on the date of issuance. Restricted shares are merely shares of the Company's Common Stock which the grantee is not entitled to sell or otherwise transfer until ownership of the shares vest. The minimum vesting period is one year. The vesting schedule of restricted shares is determined by the Committee upon grant.

          During the restriction period, certificates are held by the Company. Generally, if a Director terminates service because of death, disability, or retirement from the board at age 70 or later, all shares are delivered to him, or his designated beneficiary, free of restrictions, or under such terms as determined by the Committee from time to time. Commencing on the date of grant, each Director has the right to vote all of the shares. Dividends paid on the shares are reinvested in additional shares of Common Stock and subject to the same restriction schedule as the initial grant.

          (B) Notwithstanding the provisions of paragraph (A) above, such restrictions shall expire as to all shares of Restricted Stock granted to any Outside Director upon the first to occur of the following events:

               (i) Such Outside Director shall cease to be an Outside Director as a result of retirement from the Board in accordance with the retirement policy then applicable to Outside
Directors;

               (ii) Such Outside Director shall cease to be Outside Director by reason of a physical or mental impairment which the Board has determined to have rendered him or her substantially unable to function as an Outside Director; or

               (iii) Such Outside Director shall cease to be an Outside Director by reason of death.

          (C) Forfeiture of Grant. All of the shares of Restricted Stock granted to any Outside Director as to which the restrictions shall not therefore have expired shall be forfeitured, and all rights of such Outside Director to such shares shall terminate without further obligation on the part of the Company, if the Outside Director shall cease to be a member of the Board for any reason other than as set forth in paragraph
(B) of this Section 6; provided, however, that a majority of the Board may grant a waiver of such forfeiture to any Outside Director who ceases to be an Outside Director at least six months following the date of the grant of the shares which otherwise would be forfeited, whereupon all restrictions shall forthwith expire as to both shares. Any waiver by the Board under this
Section 6 shall be granted without participation by the affected
Outside Director.

SECTION 7. Outside Director Stock Options and Restricted Stock in Lieu of Retainer.

          A Director who is not an employee of the Company or its subsidiaries may elect to forego all or a portion of his annual cash retainer and receive in lieu thereof stock options or restricted stock equal to the value of the foregone retainer.

          Stock Options and/or Restricted Stock shall be granted automatically on June 1 (or, if June 1 is not a business day, on the next succeeding business day) of any year to any Outside Director who, least six months prior to June 1, files with the Secretary of the Company at an irrevocable election to receive Stock Options and/or Restricted Stock in lieu of all or a portion of the Annual Retainer to be earned in the following fiscal year.

     "Annual Retainer" shall mean the amount to which the Outside
Director will be entitled to receive for serving as a Director in the relevant fiscal year, but shall not include fees associated with attendance at any meeting of the Board or a committee thereof nor with any other services to be provided to the Company.

SECTION 8.  Other Stock-Based Awards.

          (A) Other awards of Stock and other awards that are valued to whole or in part by reference to, or otherwise based on, Stock ("Other Stock-Based Awards"), may be granted either alone or in addition to or in tandem with Stock Options and Restricted Stock granted to Outside Directors under the Plan.

          Subject to the provisions of the Plan, the Committee shall have the authority to determine the Outside Directors to whom and the times or time at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards.

          The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

          (B)  Other Stock-Based Awards made pursuant to this
Section 8 shall be subject to the following terms and conditions:

               (i)  Subject to the provisions of this Plan,
shares subject to awards made under this Section 8 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date of which the shares are issued, or, if later, the date or which any applicable restriction, performance or deferral period lapses.

               (ii) Subject to the provisions of this Plan unless otherwise determined by the Committee at grant, the Outside Director of an award under this Section 8 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sold discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

               (iii)     Any award under this Section 8 and any
stock covered by any such award shall vest or be forfeited to the extent so provided in the award Agreement, as determined by the Committee, in its sole discretion.

               (iv) In the event of the Outside Director's retirement, disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this Section 8.

               (v) Stock (including securities convertible into stock) issued on a bonus basis under this Section 8 may be issued for no cash consideration. Stock (including securities convertible into Stock) purchased pursuant to a purchase right awarded under this Section 8 shall be priced in an amount equal to the Fair Market Value of the Stock on the date of award.

SECTION 9.  Amendments and Termination.

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of participant under a Stock Option, Restricted Stock award, or Other Stock-Based Award theretofore granted, without the participant's consent, or which, without the approval of the Company's stockholders, would increase the number of shares available for distribution or extend the term of any option award or otherwise materially increase the benefits to participants under the 1994 Plan. The Board may also amend the 1994 Plan if the amendment is in material compliance with all laws governing such matters, including the Federal Securities laws and Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (or any successor rule thereto).

     The Board may not amend any provisions of the Plan more than once every six months, other than to comport with changes required by the Internal Revenue Code.

     The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

     Subject to the above provisions, the Committee shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 10.  General Provisions.

     (A) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the shares are being acquired without a view to distribution. The certificate for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer, or the Committee may require such person to execute a document.

     All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (B) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific areas.

     (C) No later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (D) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware except to the extent preempted by Federal law.

SECTION 11. Regulatory Matters.

     The Plan is intended to be construed so that participation in the Plan will be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 as promulgated thereunder, as may be further amended or interpreted by the Securities and Exchange Commission and that Plan participants remain disinterested persons for purposes of administering other employee benefit plans of the Company and having such other plans be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended. In the event that any provision of the Plan shall be deemed not to be in compliance with the Rules, in order to enjoy the exemption from the Act or if any Plan provision would disqualify Plan participants from remaining disinterested persons, such provision shall be deemed amended to conform to the provisions of Rule 16b-3 and the remaining provisions of the Plan shall remain in effect.

SECTION 12.  Term of Plan.

     The Plan shall become effective as of the date it is approved by the holders of a majority of the shares of Stock present, or represented, and entitled to vote at a meeting held for such purpose. The Plan shall continue in effect until it is terminated by action of the Board or the Company's stockholders, but such termination shall not affect the then outstanding terms of any Option or Restricted Stock awards.

     Adopted by the Board on September 28, 1994.

                                 [ PROXY CARD ]

                      GERIATRIC & MEDICAL COMPANIES, INC.
                              5601 Chestnut Street
                             Philadelphia, PA 19139
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Daniel Veloric and Arthur A. Carr, Jr. and each of them (or if only one is present, then the one present), proxies of the undersigned, to attend the 1994 Annual Meeting of Stockholders of Geriatric & Medical Companies, Inc. to be held at Lacey Nursing and Rehabilitation Center, 916 Lacey Road, Forked River, New Jersey 08731 at 10 o'clock A.M., local time, on Thursday, November 17, 1994, or any adjournment thereof, and with all the powers the undersigned would possess if present to vote:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED HEREIN (OR SUCH SUBSTITUTE NOMINEE(S) AS MAY BE DESIGNATED BY THE BOARD OF DIRECTORS) AND FOR THE APPROVAL OF THE 1994 STOCK OPTION AND RESTRICTED STOCK PLAN FOR DIRECTORS.

                          (Continued on reverse side)

                                              ________                         [ X ] Please mark your vote as this
                                               COMMON

1. Election of two Class I Directors.                     2. Approval of the 1994 Stock Option and Restricted
                                                             Stock Plan for Directors.
     FOR both nominees     WITHHOLD AUTHORITY
   (except as indicated)   for both nominees                  FOR      AGAINST      ABSTAIN

           [  ]                  [  ]                        [   ]      [   ]        [   ]

Anthony C. Salvo                                          3. In their discretion, upon such other matters as may
Thomas J. Gorman                                             properly come before the meeting or any adjournment
                                                             thereof.
Withhold authority to vote for the following nominee(s)

_______________________________________________________   The undersigned hereby acknowledges receipt of the
                                                          Notice of 1994 Annual Meeting of Stockholders, the Proxy
                                                          Statement with respect to said meeting and the Company's
                                                          Annual Report for the fiscal year ended May 31, 1994.

                                                          Note: Signatures should be exactly as name or names
                                                          appear on this Proxy. When signing in a fiduciary
                                                          capacity, please give title as such. Co-fiduciaries and
                                                          joint owners should each sign.

                                                          Date: ____________________________________________, 1994

                                                          ________________________________________________________
                                                          Signature

                                                          ________________________________________________________
                                                          Signature